Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the BluePhoenix 2003 Employee Share Option Plan (the “Plan”), of our report included in the annual report of BluePhoenix Solutions Ltd. on Form 20-F for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 30, 2007

/s/ Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel
October 31, 2007